EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm

Ashford Hospitality Trust, Inc.
Dallas, Texas

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-118746 and No. 333-125423) and Form S-8 (No. 333-256037, No. 333-164428, No. 333-174448, No. 333-108335, No. 333-132440, No. 333-202729 and No. 333-218887) of Ashford Hospitality Trust, Inc. of our reports dated February 28, 2022, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Ashford Hospitality Trust Inc.'s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
Dallas, Texas
February 28, 2022